Exhibit 99.2

FOR IMMEDIATE RELEASE

May 3, 2017

TEGNA Board of Directors Approves Spin-Off of Cars.com

Record Date of May 18, 2017; Separation Expected to Be Completed May 31, 2017

TEGNA Stockholders to Receive One Share of Cars.com Stock for Every Three TEGNA Shares

Cars.com to Pay TEGNA One-Time Cash Distribution of $650 Million

McLEAN, VA – TEGNA Inc. (NYSE: TGNA) today announced that its Board of Directors has approved the previously announced spin-off of Cars.com, which will create two publicly traded companies: TEGNA, an innovative media company with the largest broadcast group among major network affiliates in the top 25 markets; and Cars.com, a leading digital automotive marketplace.

The spin-off will be effected through a pro rata distribution of all outstanding shares of Cars.com to TEGNA stockholders of record at the close of business on May 18, 2017 (the “Record Date”). Stockholders will retain their TEGNA shares and receive one share of Cars.com for every three shares of TEGNA stock they own on the Record Date. Cars.com shares are expected to begin “regular way” trading on June 1, 2017. The spin-off remains subject to the conditions described in the preliminary information statement filed by Cars.com on Form 10 with the U.S. Securities and Exchange Commission.

Gracia Martore, President and CEO of TEGNA, who will retire upon the closing of the spin-off, said, “Today’s milestone brings us one step closer to creating two industry-leading companies with the right focus, resources and leadership to capture the unique opportunities in each of their rapidly evolving industries. This spin-off is the culmination of a multi-year transformation of our company, and the Board is confident that both companies are well positioned to execute their strategic plans for growth and create shareholder value.”

Dave Lougee, who will serve as President and CEO of TEGNA upon completion of the separation, added, “I am honored to lead TEGNA into the future at such a pivotal time for our company. With our strong capital structure, we are well-positioned to take advantage of current and future regulatory changes. We will continue TEGNA’s history of serving our local communities by creating and distributing innovative and compelling content across a wide range of platforms and by providing our clients marketing tools and services to enable them to succeed in the digital age.”

Alex Vetter, who will serve as President and CEO of Cars.com upon completion of the separation, said, “We are approaching a watershed moment for Cars.com and I couldn’t be more excited about our future. As an independent company, we have greater flexibility to capture the opportunities ahead of us by leveraging our strong brand, innovative platform and expanding, loyal audience. We are a pure-play digital company in an excellent position to drive long-term growth and profitability, and we are a unique investment opportunity in the digital automotive space.”

Upon completion of the separation, TEGNA will continue to trade on the New York Stock Exchange under the ticker symbol TGNA and Cars.com will trade regular way on the New York Stock Exchange under the symbol CARS. Holders of TEGNA common stock who sell TEGNA shares regular way on or before May 31, 2017 will also be selling their right to receive shares of Cars.com common stock in the distribution. Investors are encouraged to consult with their financial advisors regarding the specific implications of buying or selling TEGNA common stock before the distribution date.

John A. (Jack) Williams, President of TEGNA Digital, will retire upon the closing of the spin-off. Ms. Martore added, “Jack joined the company 22 years ago and has been instrumental in leading our Digital portfolio since 2008. I want to thank Jack for all that he has done for this company and wish him well in his retirement.”

Capital Structure

Prior to the separation, Cars.com will make a one-time cash distribution of $650 million to TEGNA. Cars.com expects to enter into new credit facilities with borrowing capacity of approximately $900 million and expects a portion of the facilities will remain undrawn at closing. It intends to invest in organic growth initiatives and selective acquisitions to create shareholder value and does not anticipate paying a cash dividend.

It is expected that TEGNA’s existing credit facility will remain in place following the transaction, and the company expects to target long-term leverage levels in line with its peers. The company intends to use the $650 million tax free distribution from Cars.com and cash flow from operations to reduce leverage and, to that end, will extinguish its current share repurchase program, with plans to reassess in the future. TEGNA expects to pay a regular cash dividend of $0.28 per share annually. The company intends to continue investing in organic and strategic growth opportunities and also intends to maintain the financial flexibility to pursue strategic acquisitions when appropriate.

TEGNA Board of Directors

Current TEGNA Board Chairman Marjorie Magner will continue to serve as chairman of TEGNA’s Board of Directors following the separation and will be joined by Dave Lougee, who will be TEGNA’s president and CEO following the separation. TEGNA’s Board of Directors will also include current TEGNA directors Jennifer Dulski, Howard D. Elias, Lidia Fonseca, Scott K. McCune, Henry W. McGee, Susan Ness, Bruce P. Nolop and Neal Shapiro.

Cars.com Board of Directors

Scott Forbes will serve as chairman of the Cars.com Board of Directors following the separation. The Cars.com Board of Directors will also include Alex Vetter, Cars.com President and CEO, and current TEGNA director Jill Greenthal. In addition, upon completion of the separation, Thomas Hale, Donald McGovern and Greg Revelle are expected to serve on the Cars.com Board of Directors. Ms. Greenthal will resign from the TEGNA Board concurrently with the completion of the spin-off.

Cars.com Director Biographies

Scott Forbes

Scott Forbes, an experienced non-executive director, currently serves as Chairman of two LSE-listed companies: Rightmove, the UK’s number one online real estate company, and Ascential, an international business to business media company. Scott is a member of the Board of Directors of Travelport Limited and was previously Chairman of Orbitz Worldwide until its sale to Expedia in September 2015. Scott has over 35 years of experience in operations, finance and mergers and acquisitions, including 15 years at Cendant, which was formerly a leading provider of travel and real estate services. He established Cendant’s international headquarters in London in 1999 and led this division as Group Managing Director until he joined Rightmove in 2005.

T. Alex Vetter

T. Alex Vetter will serve as the President and Chief Executive Officer of Cars.com. Alex has served as President and Chief Executive Officer of Cars.com, LLC since 2014. As one of the original members of Cars.com management, Alex has helped shape the company from its initial concept into a leading digital automotive marketplace, steering the organization’s growth strategy while serving in a variety of executive roles spanning product development, customer service, training, operations and sales, since the launch of Cars.com in 1998. From 2006 until his elevation to President and Chief Executive Officer in 2014, Alex served in a variety of senior management roles for Cars.com LLC, from Senior Vice President, Sales to Executive Vice President and Chief Operating Officer. Alex is an active technology investor and advisor, helping entrepreneurs and companies transition from seed or growth stage with scale. He currently serves as a member of the Board of Directors of RepairPal, and is on the advisory boards of several technology ventures, including Shotfarm and Earshot.

Jill Greenthal

Jill Greenthal has been a Senior Advisor in the Private Equity Group of The Blackstone Group, a global asset management firm. She previously was a Senior Managing Director in Blackstone’s Advisory Group. Prior to joining Blackstone, Jill was Co-Head of the Global Media Investment Banking Group, a Member of the Executive Board of Investment Banking, and Co-Head of the Boston office of Credit Suisse First Boston, an Investment Bank. Jill currently serves on the Board of Directors of TEGNA (from which she will resign when she joins the Board of Directors of Cars.com), Akamai Technologies, Houghton Mifflin Harcourt, and The Weather Channel. She previously served as a director of Michaels Stores and Orbitz Worldwide.

Thomas Hale

Tom Hale is President of SurveyMonkey, the world’s largest online survey company. Before joining SurveyMonkey, he was Chief Operating Officer of HomeAway, an internet marketplace for vacation rentals. Prior to HomeAway, Tom served as Linden Lab’s Chief Product Officer, where he redesigned the consumer experience of Second Life. During his twelve years at Macromedia and Adobe, he held several executive roles in general management, product management, and marketing, most notably building out each company’s developer and knowledge worker strategies. Following the acquisition of Macromedia by Adobe, he was responsible for the Acrobat family of products, including the revamped user experience for Acrobat and integration of the real-time collaboration tool Adobe Connect. Tom was previously a member of the Board of Directors of ReachLocal, a public business to business digital marketing services firm and of Intralinks, a public global technology provider of enterprise content management solutions.

Donald A. McGovern, Jr.

Donald A. McGovern, Jr. has more than 40 years of financial and accounting experience, retiring from PricewaterhouseCoopers (PwC) in June 2013, following a 39-year career with the firm. During his time at PwC, he was Vice Chairman, Global Assurance, directed the US firm’s services for several large public company clients and was involved in over 30 Silicon Valley IPOs. He also held various other leadership roles in PwC and was, from July 2001 to June 2008, a member of, and past lead director for, the Board of Partners and Principals of the U.S. firm, as well as a member of PwC’s Global Board. Don currently serves as Senior Independent Director and Chair of the Remuneration Committee on the Board of Directors of CRH, and a Director and Chair of the Audit Committee of two private companies, Neuraltus Pharmaceuticals and eASIC Corporation. He is a member of the American Institute of Certified Public Accountants.

Greg Revelle

Greg Revelle is the Chief Marketing Officer for Kohl’s, responsible for the marketing organization and overall marketing strategy, including the company’s focus on driving customer engagement through analytics, enhancing the loyalty platform, accelerating customer traffic and continuing to build Kohl’s overall brand position. Prior to joining Kohl’s, Greg was the Chief Marketing Officer at Best Buy, responsible for marketing, customer strategy, brand positioning and execution across all channels and customer touch points. He led efforts to redefine Best Buy’s brand positioning and customer strategy, championed a shift to digital and personalized customer communications, developed sophisticated analytics capabilities and drove significant growth in the company’s loyalty program. Prior to Best Buy, Greg served as Chief Marketing Officer at AutoNation. Before that, he was Vice President of worldwide online marketing at Expedia and an investment banker at Credit Suisse.

Advisors

Greenhill & Co. is acting as financial advisor on the separation transaction and Wachtell, Lipton, Rosen & Katz is acting as legal advisor.

Forward Looking Statements

Any statements contained in this communication that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995, including statements with respect to the potential distribution of TEGNA’s digital automotive marketplace business to its stockholders and the expected financial results of the two companies after the separation. Any forward-looking statements contained herein are based on our management’s current beliefs and expectations, but are subject to a number of risks, uncertainties and changes in circumstances, which may cause actual results or company actions to differ materially from what is expressed or implied by these statements. Such risks include, but are not limited to: uncertainties as to the timing of the spin-off or whether it will be completed, the possibility that various closing conditions for the spin-off may not be satisfied or may be waived, the expected tax treatment of the spin-off, the impact of the spin-off on the businesses of TEGNA or Cars.com and the availability and terms of financing. Economic, competitive, governmental, technological and other factors and risks that may affect TEGNA’s operations or financial results are discussed in TEGNA’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, and in subsequent filings with the U.S. Securities and Exchange Commission. TEGNA disclaims any obligation to update these forward-looking statements other than as required by law.

About TEGNA

TEGNA Inc. (NYSE: TGNA) is comprised of a dynamic portfolio of media and digital businesses that provide content that matters and brands that deliver. TEGNA offers highly relevant, useful and smart content, when and how people need it, to make the best decisions possible. TEGNA Media includes 46 television stations and is the largest independent station group of major network affiliates in the top 25 markets, reaching approximately one-third of all television households nationwide. TEGNA Digital is comprised of Cars.com, the leading online destination for automotive consumers, CareerBuilder, a global leader in human capital solutions, and G/O Digital, a customized local digital marketing company. For more information, visit www.TEGNA.com.

About CARS.COM

Cars.com is a leading online destination that helps car shoppers and owners navigate every turn of car ownership. A pioneer in automotive classifieds, the company has evolved into one of the largest digital automotive platforms, connecting consumers with local dealers across the country anytime, anywhere. Through trusted expert content, on-the-lot mobile app features, millions of new and used vehicle listings, a comprehensive set of research tools and the largest database of consumer reviews in the industry, Cars.com helps shoppers buy, sell and service their vehicles. Cars.com companies include DealerRater®, Auto.com, PickupTrucks.com™ and NewCars.com®. The company was founded in 1998 and is headquartered in Chicago. For more information, visit www.Cars.com.

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For media inquiries, contact:

Steve Kidera

Manager, Corporate Communications

703-873-6434

skidera@TEGNA.com

For investor inquiries, contact:

Jeffrey Heinz

Vice President, Investor Relations

703-873-6917

jheinz@TEGNA.com

OR

Jandy Tomy

Vice President of Investor Relations & Treasury

Cars.com

312-601-5115

jtomy@cars.com